As filed with the Securities and Exchange Commission on February 10, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

New Horizon Aircraft Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1786743
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3187 Highway 35 Lindsay, Ontario	K9V 4R1
(Address of Principal Executive Offices)	(Zip Code)

New Horizon Aircraft Ltd. 2023 Equity Incentive Plan (as amended effective December 17, 2024)

(Full title of the plans)

Brandon Robinson

Chief Executive Officer

3187 Highway 35

Lindsay, Ontario, K9V 4R1

(Name and address of agent for service)

(613) 866-1935

(Telephone number, including area code, of agent for service)

Copies to:

E. Peter Strand

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue NW, Suite 900

Washington, DC 20001

Telephone: (202) 689-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, New Horizon Aircraft Ltd. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an additional 5,792,637 shares of the Registrant’s Class A ordinary shares, without par value (each, a “Common Share”), that may be issued pursuant to the New Horizon Aircraft Ltd. 2023 Equity Incentive Plan (as amended, the “Plan”). On December 17, 2024, the Plan was amended (the “Plan Amendment”) to (i) increase the number of Common Shares authorized for issuance under the Plan by 3,580,000 shares, from 1,697,452 shares to 5,277,452 shares (such additional shares, the “2024 Shares”), and (ii) added an automatic “evergreen” clause (the “Evergreen Provision”), pursuant to which, on the first day of each of the Registrant’s fiscal years beginning on January 1, 2026 and continuing through January 1, 2034, the number of Common Shares available for issuance under the Plan will automatically increase by an amount equal to the lesser of (A) 5% of the outstanding shares of all classes of Company ordinary shares on such date and (B) a number of Common Shares determined by the Board. Pursuant to the Evergreen Provision, 2,212,637 additional Common Shares were added to the Plan, effective January 1, 2026 (the “2026 Evergreen Shares” and together with the 2024 Shares, the “Additional Shares”). The Additional Shares are securities of the same class as other securities for which a registration statement on Form S-8 has been previously filed with the U.S. Securities and Exchange Commission (the “SEC”), which is described below. As disclosed above, the Additional Shares have been reserved for issuance as a result of the Plan Amendment and operation of the Evergreen Provision.

The Registrant previously registered Common Shares for issuance under the Plan on a Registration Statement on Form S-8 (Registration No. 333-279088) filed with the SEC on May 3, 2024 (the “2024 Registration Statement”). Pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering the Additional Shares under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement herby incorporates by reference the contents of the 2024 Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

●	the Registrant’s Annual Report on Form 10-K for the year ended May 31, 2025, filed with the SEC on August 22, 2025;

●	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended August 31, 2025 and November 30, 2025, filed with the SEC on October 10, 2025 and January 14, 2026, respectively;

●	the Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on June 27, 2025, October 31, 2025 and November 26, 2025; and

●	the description of the Registrant’s Common Shares set forth in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K filed with the SEC on August 22, 2025.

All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4.1	New Horizon Articles (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, filed by New Horizon Aircraft Ltd. on December 20, 2024)
4.2	Notice of Articles (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed by New Horizon Aircraft Ltd. on December 20, 2024)
4.3#	New Horizon Aircraft Ltd. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of Form 8-K filed by Pono Capital Three, Inc. on January 19, 2024)
4.4#	First Amendment to the New Horizon Aircraft Ltd. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-K, filed by New Horizon Aircraft Ltd. on August 22, 2025)
4.5#	Form of Option Agreement (incorporated by reference to Exhibit 4.3 to the Form S-8, filed by New Horizon Aircraft Ltd. on May 2, 2024)
4.6#	Form of Share Unit Agreement (incorporated by reference to Exhibit 4.4 to the Form S-8, filed by New Horizon Aircraft Ltd. on May 2, 2024)
4.7#	Form of DSU Agreement (incorporated by reference to Exhibit 4.5 to the Form S-8, filed by New Horizon Aircraft Ltd. on May 2, 2024)
5.1*	Opinion of Gowling WLG
23.1*	Consent of MNP LLP, independent registered public accounting firm
23.2*	Consent of Gowling WLG (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereto)
107*	Filing Fee Table

*	Filed herewith

#	Denotes compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Canada, on February 10, 2026.

NEW HORIZON AIRCRAFT LTD.

By:	/s/ E. Brandon Robinson
	Name:	E. Brandon Robinson
	Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of New Horizon Aircraft Ltd. hereby, severally constitute and appoint E. Brandon Robinson as our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 10th day of February, 2026.

Signature	Title

/s/ E. Brandon Robinson	Chief Executive Officer and Director
E. Brandon Robinson	(Principal Executive Officer)

/s/ Brian Merker	Chief Financial Officer
Brian Merker	(Principal Financial and Accounting Officer)

/s/ Trisha Nomura	Director
Trisha Nomura

/s/ John Maris	Director
John Maris

/s/ John Pinsent	Director
John Pinsent

/s/ Jameel Janjua	Director
Jameel Janjua

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of New Horizon Aircraft, Ltd., has signed this registration statement on February 10, 2026.

Authorized United States Representative

/s/ E. Brandon Robinson
Name:	E. Brandon Robinson
Title:	Chief Executive Officer

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